Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2017 RESULTS

➢           4Q17 Reported EPS of ($0.66), incl. impact of the U.S. tax legislation change

➢           Adjusted EPS (non-GAAP) of $1.33

➢           4Q17 Net sales increased 11.9% to $1.74 billion

➢           Sales change ex. currency (non-GAAP) of 9.1%

➢           Organic sales change (non-GAAP) of 4.7%

➢           FY17 Reported EPS of $3.13

➢           Adjusted EPS of $5.00

➢           FY17 Net sales increased 8.7% to $6.61 billion

➢           Sales change ex. currency of 8.2%

➢           Organic sales change of 4.2%

➢           Expect FY18 Reported EPS of $5.50 to $5.75

➢           Adjusted EPS of $5.70 to $5.95

GLENDALE, Calif., January 31, 2018 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its fourth quarter and year ended December 30, 2017. All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, comparisons are to the same period in the prior year.

“2017 marked the company’s sixth consecutive year of strong top-line growth, margin expansion, and double-digit adjusted EPS growth,” said Mitch Butier, President and CEO. “Strong top-line performance in 2017 reflected a balance of contributions from acquisitions and organic growth, driven by our focus on faster-growing high value categories and large presence in emerging markets.

“Label and Graphic Materials delivered another year of strong growth and continued margin expansion. Retail Branding and Information Solutions’ operating income rose significantly, reflecting outstanding performance in terms of both top-line growth and margin expansion. And we expanded the platform for Industrial and Healthcare Materials, through both acquisitions and a return to solid organic growth in the back half of the year.

“In 2018, we expect to once again deliver a strong top-line and double-digit EPS growth, while further increasing our level of investment for the future,” said Butier. “I would like to thank our employees for their dedication to creating superior value for our customers, investors, and the communities in which we operate. We remain confident that the consistent execution of our strategies will enable us to continue this momentum for years to come.”

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “Fourth Quarter and Full Year 2017 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Fourth Quarter 2017 Results by Segment

Sales change ex. currency refers to the increase or decrease in sales excluding the estimated impact of currency translation. The estimated impact of currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations. Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, and acquisitions and divestitures. Adjusted operating margin refers to income before interest expense and taxes, excluding restructuring charges and other items, as a percentage of sales.

Label and Graphic Materials

•                 Reported sales increased 9.2 percent. Sales ex. currency increased 5.6 percent; on an organic basis, sales grew 4.6 percent. Sales increased mid-single digits on an organic basis in Label and Packaging Materials, as well as in the combined Graphics and Reflective Solutions businesses.

•                 Reported operating margin increased 60 basis points to 11.9 percent as the benefits of increased volume and productivity more than offset higher employee-related costs and the net impact of pricing and raw material costs. Adjusted operating margin increased 70 basis points to 12.2 percent.

Retail Branding and Information Solutions

•                 Reported sales increased 5.2 percent; on an organic basis, sales grew 4.7 percent driven by strength in both RFID and the base business.

•                 Reported operating margin increased 150 basis points to 10.8 percent as the benefits from productivity, increased volume, and reduced amortization expense were partially offset by higher employee-related costs and the net impact of pricing and raw material costs. Adjusted operating margin increased 190 basis points to 11.9 percent.

Industrial and Healthcare Materials

•                 Reported sales increased 60.3 percent. Sales ex. currency increased 56.9 percent; on an organic basis, sales grew 5.7 percent. Sales on an organic basis increased high-single digits in industrial categories and increased low-single digits in healthcare categories.

•                 Reported operating margin declined 160 basis points to 7.2 percent, with roughly half of the decline due to acquisitions, and the balance reflecting near-term operational challenges and investments. Adjusted operating margin declined 210 basis points to 7.6 percent.

Other

Share Repurchases / Equity Dilution from Long-Term Incentives

In 2017, the company repurchased 1.5 million shares at an aggregate cost of $130 million ($108 million net of proceeds from stock option exercises). Net of dilution, the company’s share count increased by 0.1 million.

Income Taxes

The enactment of the Tax Cuts and Jobs Act (“TCJA”) in December 2017 resulted in a charge of $172 million in the fourth quarter. This charge includes a tax on deemed repatriation of accumulated untaxed foreign earnings and the revaluation of deferred tax assets and liabilities, reflecting the company’s provisional estimate of the new legislation’s impact under recent SEC guidance. As new information becomes available, including issuance of interpretations by regulatory bodies, the company may update this estimate.

The company’s effective tax rate, including the impact of the TCJA, was 138 percent for the fourth quarter, and 52 percent for the full year. The company’s adjusted (non-GAAP) tax rate was 28 percent for both the fourth quarter and full year; this rate excludes the charge associated with the TCJA and incorporates $29 million of estimated charges related to repatriation actions previously planned for the fourth quarter that were not implemented as a result of U.S. tax reform.

The company’s 2018 tax rate is expected to be in the mid-twenty percent range, which reflects the company’s current estimated impact of the TCJA.

Cost Reduction Actions

In 2017, the company realized approximately $59 million in pre-tax savings from restructuring, net of transition costs, and incurred pre-tax restructuring charges of approximately $33 million, the majority of which represents cash charges.

Outlook

In its supplemental presentation materials, “Fourth Quarter and Full Year 2017 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2018 financial results. Based on the factors listed and other assumptions, the company expects 2018 reported earnings per share of $5.50 to $5.75.

Excluding an estimated $0.20 per share for restructuring charges and other items, the company expects adjusted earnings per share of $5.70 to $5.95.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE: AVY) is a global materials science company specializing in the design and manufacture of a wide variety of labeling and functional materials. The company’s products, which are used in nearly every major industry, include pressure-sensitive materials for labels and graphic applications; tapes and other bonding solutions for industrial, medical, and retail applications; tags, labels and embellishments for apparel; and radio frequency identification (RFID) solutions serving retail apparel and other markets. Headquartered in Glendale, California, the company employs approximately 30,000 employees in more than 50 countries. Reported sales in 2017 were $6.6 billion. Learn more at www.averydennison.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; changes in political conditions; changes in governmental laws and regulations; fluctuations in currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; execution and integration of acquisitions and completion of potential dispositions; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; protection and infringement of intellectual property; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of global economic conditions and political uncertainty on underlying demand for our products and foreign currency fluctuations; (2) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (3) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (4) the execution and integration of acquisitions.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2016 Form 10-K, filed on February 23, 2017 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Rob Six (626) 304-2361

rob.six@averydennison.com

Investor Relations:

Cynthia S. Guenther (626) 304-2204

investorcom@averydennison.com

Fourth Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)

			% Change vs. P/Y
	4Q	4Q		Ex.
	2017	2016	Reported	Currency (a)	Organic (b)

Net sales, by segment:
Label and Graphic Materials	$1,161.7	$1,063.8	9.2%	5.6%	4.6%
Retail Branding and Information Solutions	395.5	375.9	5.2%	4.7%	4.7%
Industrial and Healthcare Materials	178.1	111.1	60.3%	56.9%	5.7%
Total net sales	$1,735.3	$1,550.8	11.9%	9.1%	4.7%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	4Q	4Q	%	% of Sales		4Q	4Q	%	% of Sales
	2017	2016	Change	2017	2016	2017	2016	Change	2017	2016
Operating income (loss) / operating margins before interest and taxes, by segment:
Label and Graphic Materials	$138.0	$120.6		11.9%	11.3%	$142.1	$122.6		12.2%	11.5%
Retail Branding and Information Solutions	42.8	34.8		10.8%	9.3%	46.9	37.5		11.9%	10.0%
Industrial and Healthcare Materials	12.9	9.8		7.2%	8.8%	13.5	10.8		7.6%	9.7%
Corporate expense	(23.1)	(24.4)				(22.9)	(25.3)
Total operating income before interest and taxes / operating margins	$170.6	$140.8	21%	9.8%	9.1%	$179.6	$145.6	23%	10.3%	9.4%

Interest expense	$13.3	$14.5				$13.3	$14.5

Income before taxes	$157.3	$126.3	25%	9.1%	8.1%	$166.3	$131.1	27%	9.6%	8.5%

Provision for income taxes (d)	$216.9	$64.3				$46.6	$42.1

Net (loss) income	($59.6)	$62.0	(196%)	(3.4%)	4.0%	$119.7	$89.0	34%	6.9%	5.7%

Net (loss) income per common share, assuming dilution	($0.66)	$0.69	(196%)			$1.33	$0.99	34%

						2017	2016
4Q Free Cash Flow (d)(e)						$ 165.7	$ 139.4

See accompanying schedules A-4 to A-8 for reconciliations from GAAP to non-GAAP financial measures.

(a)	Percentage change in sales excluding the estimated impact of currency translation.

(b)	Percentage change in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

(c)	Excludes the impact of the Tax Cuts and Jobs Act (“TCJA”), restructuring charges, other items, and includes the impact of previously planned repatriation of foreign earnings for Q4 2017.

(d)

“Provision for income taxes” for the fourth quarter of 2017 includes the estimated impact of TCJA enacted in the U.S. on December 22, 2017. The TCJA significantly revises U.S. corporate income tax law by, among other changes, lowering corporate income tax rates, implementing a territorial tax regime, and imposing a one-time transition tax through a deemed repatriation of accumulated untaxed earnings of foreign subsidiaries. This provision includes a reasonable estimate (“provisional amount”) of the impact of the TCJA on our tax provision following the guidance of SEC Staff Accounting Bulletin No. 118 (SAB 118).

In the first quarter of 2017, we adopted Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting. This ASU requires that all tax effects related to share-based payments at settlement or expiration be recognized through the provision for income taxes, a change from the previous requirement that certain tax effects be recognized in shareholders’ equity. As required by this ASU, this change was applied prospectively after the date of adoption.

This ASU also requires that all tax-related cash flows resulting from share-based payments be reported as operating activities on the statements of cash flows, a change from the previous requirement that windfall tax benefits be presented as an inflow from financing activities and an outflow from operating activities. As permitted by this ASU, prior periods were not retrospectively adjusted for this change.

(e)

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments.

Full Year Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)

			% Change vs. P/Y
	FY	FY		Ex.
	2017	2016	Reported	Currency (a)	Organic (b)

Net sales, by segment:
Label and Graphic Materials	$4,511.7	$4,187.3	7.7%	6.9%	4.2%
Retail Branding and Information Solutions	1,511.2	1,445.4	4.6%	5.0%	5.0%
Industrial and Healthcare Materials	590.9	453.8	30.2%	29.9%	2.0%
Total net sales	$6,613.8	$6,086.5	8.7%	8.2%	4.2%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	FY	FY	%	% of Sales		FY	FY	%	% of Sales
	2017	2016	Change	2017	2016	2017	2016	Change	2017	2016
Operating income (loss) / operating margins before interest and taxes, by segment:
Label and Graphic Materials	$567.3	$516.2		12.6%	12.3%	$581.8	$529.2		12.9%	12.6%
Retail Branding and Information Solutions	122.9	102.6		8.1%	7.1%	141.0	112.4		9.3%	7.8%
Industrial and Healthcare Materials	50.5	54.6		8.5%	12.0%	54.2	56.5		9.2%	12.5%
Corporate expense	(88.2)	(136.4)				(88.0)	(95.9)
Total operating income before interest and taxes / operating margins	$652.5	$537.0	22%	9.9%	8.8%	$689.0	$602.2	14%	10.4%	9.9%

Interest expense	$63.0	$59.9				$63.0	$59.9

Income before taxes	$589.5	$477.1	24%	8.9%	7.8%	$626.0	$542.3	15%	9.5%	8.9%

Provision for income taxes (d)	$307.7	$156.4				$175.3	$177.8

Net income	$281.8	$320.7	(12%)	4.3%	5.3%	$450.7	$364.5	24%	6.8%	6.0%

Net income per common share, assuming dilution	$3.13	$3.54	(12%)			$5.00	$4.02	24%

						2017	2016
Free Cash Flow (d)(e)						$ 421.7	$ 387.1

See accompanying schedules A-4 to A-8 for reconciliations from GAAP to non-GAAP financial measures.

(a)	Percentage change in sales excluding the estimated impact of currency translation.

(b)	Percentage change in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

(c)	Excludes the impact of TCJA, restructuring charges, other items, and includes the impact of previously planned repatriation of foreign earnings for Q4 2017.

(d)

“Provision for income taxes” for the fourth quarter of 2017 includes the estimated impact of the TCJA. The TCJA significantly revises U.S. corporate income tax law by, among other changes, lowering corporate income tax rates, implementing a territorial tax regime, and imposing a one-time transition tax through a deemed repatriation of accumulated untaxed earnings of foreign subsidiaries. This provision includes a reasonable estimate (“provisional amount”) of the impact of the TCJA on our tax provision following the guidance of SEC Staff Accounting Bulletin No. 118 (SAB 118).

In the first quarter of 2017, we adopted Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting. This ASU requires that all tax effects related to share-based payments at settlement or expiration be recognized through the provision for income taxes, a change from the previous requirement that certain tax effects be recognized in shareholders’ equity. As required by this ASU, this change was applied prospectively after the date of adoption.

This ASU also requires that all tax-related cash flows resulting from share-based payments be reported as operating activities on the statements of cash flows, a change from the previous requirement that windfall tax benefits be presented as an inflow from financing activities and an outflow from operating activities. As permitted by this ASU, prior periods were not retrospectively adjusted for this change.

(e)

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Dec. 30, 2017	Dec. 31, 2016	Dec. 30, 2017	Dec. 31, 2016

Net sales	$1,735.3	$1,550.8	$6,613.8	$6,086.5

Cost of products sold	1,269.7	1,125.4	4,801.6	4,386.8

Gross profit	465.6	425.4	1,812.2	1,699.7

Marketing, general and administrative expense	286.0	279.8	1,123.2	1,097.5

Other expense, net(1)	9.0	4.8	36.5	65.2

Interest expense	13.3	14.5	63.0	59.9

Income before taxes	157.3	126.3	589.5	477.1

Provision for income taxes(2)	216.9	64.3	307.7	156.4

Net (loss) income	$(59.6)	$62.0	$281.8	$320.7

Per share amounts:

Net (loss) income per common share, assuming dilution	$(0.66)	$0.69	$3.13	$3.54

Weighted average number of common shares outstanding, assuming dilution	89.9	90.1	90.1	90.7

(1)

“Other expense, net” for the fourth quarter of 2017 includes severance and related costs of $9.5, lease cancellation charges of $.1, and transaction costs of $1.5, partially offset by net gain on sales of assets of $2.1.

“Other expense, net” for the fourth quarter of 2016 includes severance and related costs of $4, asset impairment and lease cancellation charges of $1.3, and transaction costs of $.9, partially offset by gain on sale of assets of $1.4.

“Other expense, net” for fiscal year 2017 includes severance and related costs of $31.2, asset impairment and lease cancellation charges of $2.2, and transaction costs of $5.2, partially offset by net gain on sales of assets of $2.1.

“Other expense, net” for fiscal year 2016 includes severance and related costs of $14.7, asset impairment and lease cancellation charges of $5.2, loss from settlement of pension obligations of $41.4, and transaction costs of $5, partially offset by net gain on sales of assets of $1.1.

(2)

“Provision for income taxes” for fiscal year 2017 includes the estimated impact of the Tax Cuts and Jobs Act (“TCJA”) enacted in the U.S. on December 22, 2017. The TCJA significantly revises U.S. corporate income tax law by, among other changes, lowering corporate income tax rates, implementing a territorial tax regime, and imposing a one-time transition tax through a deemed repatriation of accumulated untaxed earnings of foreign subsidiaries. This provision includes a reasonable estimate (“provisional amount”) of the impact of the TCJA on our tax provision following the guidance of SEC Staff Accounting Bulletin No. 118 (SAB 118).

In the first quarter of 2017, we adopted Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting. This ASU requires that all tax effects related to share-based payments at settlement or expiration be recognized through the provision for income taxes, a change from the previous requirement that certain tax effects be recognized in shareholders’ equity. As required by this ASU, this change was applied prospectively after the date of adoption.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Dec. 30, 2017	Dec. 31, 2016

Current assets:
Cash and cash equivalents	$ 224.4	$ 195.1
Trade accounts receivable, net	1,180.3	1,001.0
Inventories, net	609.6	519.1
Assets held for sale	6.3	6.8
Other current assets	217.3	182.8

Total current assets	2,237.9	1,904.8

Property, plant and equipment, net	1,097.9	915.2
Goodwill and other intangibles resulting from business acquisitions, net	1,151.4	860.3
Non-current deferred income taxes	196.3	313.2
Other assets	453.4	402.9

	$ 5,136.9	$ 4,396.4

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and capital leases	$ 265.4	$ 579.1
Accounts payable	1,007.2	841.9
Other current liabilities	699.2	583.3

Total current liabilities	1,971.8	2,004.3

Long-term debt and capital leases	1,316.3	713.4
Other long-term liabilities	802.6	753.2
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	862.6	852.0
Retained earnings	2,596.7	2,473.3
Treasury stock at cost	(1,856.7)	(1,772.0)
Accumulated other comprehensive loss	(680.5)	(751.9)

Total shareholders’ equity	1,046.2	925.5

	$ 5,136.9	$ 4,396.4

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Twelve Months Ended

	Dec. 30, 2017	Dec. 31, 2016

Operating Activities:

Net income	$ 281.8	$ 320.7

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	126.6	117.5

Amortization	52.1	62.6

Provision for doubtful accounts and sales returns	37.6	54.4

Net losses from asset impairments and sales/disposals of assets	1.4	1.5

Stock-based compensation	30.2	27.2

Loss from settlement of pension obligations	---	41.4

Other non-cash expense and loss	53.9	46.2

Changes in assets and liabilities and other adjustments	66.5	(86.2)

Net cash provided by operating activities	650.1	585.3

Investing Activities:

Purchases of property, plant and equipment	(190.5)	(176.9)

Purchases of software and other deferred charges	(35.6)	(29.7)

Proceeds from sales of property, plant and equipment	6.0	8.5

Purchases of investments, net	(8.3)	(0.1)

Payments for acquisitions, net of cash acquired, and investments in businesses	(319.3)	(237.2)

Net cash used in investing activities	(547.7)	(435.4)

Financing Activities:

Net (decrease) increase in borrowings (maturities of three months or less)	(89.2)	234.9

Additional long-term borrowings	542.9	---

Repayments of long-term debt	(253.8)	(2.7)

Dividends paid	(155.5)	(142.5)

Share repurchases	(129.7)	(262.4)

Proceeds from exercises of stock options, net	22.0	71.0

Tax withholding for and excess tax benefit from stock-based compensation, net	(20.6)	(4.5)

Net cash used in financing activities	(83.9)	(106.2)

Effect of foreign currency translation on cash balances	10.8	(7.4)

Increase in cash and cash equivalents	29.3	36.3

Cash and cash equivalents, beginning of year	195.1	158.8

Cash and cash equivalents, end of year	$ 224.4	$ 195.1

In the first quarter of 2017, we adopted the provisions of Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting. This ASU requires that all tax-related cash flows resulting from share-based payments be reported as operating activities on the statements of cash flows, a change from the previous requirement that windfall tax benefits be presented as an inflow from financing activities and an outflow from operating activities. As permitted by this ASU, prior periods were not retrospectively adjusted.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities, or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, losses from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Sales change ex. currency refers to the increase or decrease in sales excluding the estimated impact of currency translation. The estimated impact of currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales growth from the ongoing activities of our businesses and provide greater ability to evaluate our results from period to period.

Adjusted operating margin refers to income before interest expense and taxes, excluding restructuring charges and other items, as a percentage of sales.

Adjusted tax rate refers to the full-year GAAP tax rate, adjusted to include the impact of previously planned repatriation of foreign earnings for Q4 2017 and exclude the reasonable estimate (“provisional amount”) of the impact of the TCJA.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

The following reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended

	Dec. 30, 2017	Dec. 31, 2016	Dec. 30, 2017	Dec. 31, 2016

Reconciliation from GAAP to Non-GAAP Operating Margins:
Net sales	$1,735.3	$1,550.8	$6,613.8	$6,086.5

Income before taxes	$157.3	$126.3	$589.5	$477.1

Income before taxes as a percentage of sales	9.1%	8.1%	8.9%	7.8%

Adjustment:
Interest expense	$13.3	$14.5	$63.0	$59.9

Operating income before interest expense and taxes	$170.6	$140.8	$652.5	$537.0

Operating Margins	9.8%	9.1%	9.9%	8.8%

Income before taxes	$157.3	$126.3	$589.5	$477.1

Adjustments:
Restructuring charges:
Severance and related costs	9.5	4.0	31.2	14.7
Asset impairment and lease cancellation charges	0.1	1.3	2.2	5.2
Transaction costs	1.5	0.9	5.2	5.0
Loss from settlement of pension obligations	---	---	---	41.4
Net gain on sales of assets	(2.1)	(1.4)	(2.1)	(1.1)
Interest expense	13.3	14.5	63.0	59.9

Adjusted operating income before interest expense and taxes (non-GAAP)	$179.6	$145.6	$689.0	$602.2

Adjusted Operating Margins (non-GAAP)	10.3%	9.4%	10.4%	9.9%

Reconciliation from GAAP to Non-GAAP Net (loss) income:

As reported net (loss) income	$(59.6)	$62.0	$281.8	$320.7
Adjustments:
Restructuring charges	9.6	5.3	33.4	19.9
Transaction costs	1.5	0.9	5.2	5.0
Loss from settlement of pension obligations	---	---	---	41.4
Net gain on sales of assets	(2.1)	(1.4)	(2.1)	(1.1)
Tax effect on pre-tax adjustments and impact of adjusted tax rate(1)	27.7	22.2	(10.2)	(21.4)
Estimated tax provision impact resulting from the TCJA	172.0	---	172.0	---
Impact of previously planned repatriation of foreign earnings for Q4 2017	(29.4)	---	(29.4)	---

Adjusted Net income (non-GAAP)	$119.7	$89.0	$450.7	$364.5

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Dec. 30, 2017	Dec. 31, 2016	Dec. 30, 2017	Dec. 31, 2016

Reconciliation from GAAP to Non-GAAP Net (loss) income per Common Share:

As reported net (loss) income per common share, assuming dilution	$(0.66)	$0.69	$3.13	$3.54

Adjustments per common share, net of tax:

Restructuring charges, transaction costs, loss from settlement of pension obligations, and net gain on sales of assets(1)	0.41	0.30	0.29	0.48

Estimated tax provision impact resulting from the TCJA	1.91	—	1.91	—

Impact of previously planned repatriation of foreign earnings for Q4 2017	(0.33)	—	(0.33)	—

Adjusted net income per common share, assuming dilution (non-GAAP)	$1.33	$0.99	$5.00	$4.02

Weighted average number of common shares outstanding, assuming dilution	89.9	90.1	90.1	90.7

(1)            The adjusted tax rate was 28% for the three and twelve months ended December 30, 2017, and 32.1% and 32.8% for the three and twelve months ended December 31, 2016, respectively.

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Dec. 30, 2017	Dec. 31, 2016	Dec. 30, 2017	Dec. 31, 2016

Reconciliation of Free Cash Flow:

Net cash provided by operating activities	$257.5	$219.6	$650.1	$585.3

Purchases of property, plant and equipment	(79.1)	(72.0)	(190.5)	(176.9)

Purchases of software and other deferred charges	(12.1)	(13.1)	(35.6)	(29.7)

Proceeds from sales of property, plant and equipment	3.0	4.2	6.0	8.5

(Purchases) sales of investments, net	(3.6)	0.7	(8.3)	(0.1)

Free Cash Flow (non-GAAP)	$165.7	$139.4	$421.7	$387.1

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Fourth Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2017	2016	2017 (1)	2016 (2)	2017	2016

Label and Graphic Materials	$1,161.7	$1,063.8	$138.0	$120.6	11.9%	11.3%
Retail Branding and Information Solutions	395.5	375.9	42.8	34.8	10.8%	9.3%
Industrial and Healthcare Materials	178.1	111.1	12.9	9.8	7.2%	8.8%
Corporate Expense	N/A	N/A	(23.1)	(24.4)	N/A	N/A

TOTAL FROM OPERATIONS	$1,735.3	$1,550.8	$170.6	$140.8	9.8%	9.1%

(1) Operating income for the fourth quarter of 2017 includes severance and related costs of $9.5, lease cancellation charges of $.1, and transaction costs of $1.5, partially offset by net gain on sales of assets of $2.1. Of the total $9, the Label and Graphic Materials segment recorded $4.1, the Retail Branding and Information Solutions segment recorded $4.1, the Industrial and Healthcare Materials segment recorded $.6, and Corporate recorded $.2.

(2) Operating income for the fourth quarter of 2016 includes severance and related costs of $4, asset impairment and lease cancellation charges of $1.3, and transaction costs of $.9, partially offset by gain on sale of assets of $1.4. Of the total $4.8, the Label and Graphic Materials segment recorded $2, the Retail Branding and Information Solutions segment recorded $2.7, the Industrial and Healthcare Materials segment recorded $1, and Corporate recorded ($.9).

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Fourth Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2017	2016	2017	2016
Label and Graphic Materials
Operating income and margins, as reported	$138.0	$120.6	11.9%	11.3%
Adjustments:
Restructuring charges:
Severance and related costs	4.9	1.0	0.4%	0.1%
Asset impairment charges	---	0.2	---	---
Transaction costs	---	0.8	---	0.1%
Gain on sale of assets	(0.8)	---	(0.1%)	---
Adjusted operating income and margins (non-GAAP)	$142.1	$122.6	12.2%	11.5%

Retail Branding and Information Solutions
Operating income and margins, as reported	$42.8	$34.8	10.8%	9.3%
Adjustments:
Restructuring charges:
Severance and related costs	4.6	3.0	1.2%	0.8%
Asset impairment and lease cancellation charges	0.1	1.1	---	0.3%
Transaction costs related to sale of product line	0.9	---	0.3%	---
Gain on sales of assets	(1.5)	(1.4)	(0.4%)	(0.4%)
Adjusted operating income and margins (non-GAAP)	$46.9	$37.5	11.9%	10.0%

Industrial and Healthcare Materials
Operating income and margins, as reported	$12.9	$9.8	7.2%	8.8%
Adjustments:
Transaction costs	0.6	1.0	0.4%	0.9%
Adjusted operating income and margins (non-GAAP)	$13.5	$10.8	7.6%	9.7%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Twelve Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2017	2016	2017 (1)	2016 (2)	2017	2016

Label and Graphic Materials	$4,511.7	$4,187.3	$567.3	$516.2	12.6%	12.3%
Retail Branding and Information Solutions	1,511.2	1,445.4	122.9	102.6	8.1%	7.1%
Industrial and Healthcare Materials	590.9	453.8	50.5	54.6	8.5%	12.0%
Corporate Expense	N/A	N/A	(88.2)	(136.4)	N/A	N/A

TOTAL FROM OPERATIONS	$6,613.8	$6,086.5	$652.5	$537.0	9.9%	8.8%

(1) Operating income for fiscal year 2017 includes severance and related costs of $31.2, asset impairment and lease cancellation charges of $2.2, and transaction costs of $5.2, partially offset by net gain on sales of assets of $2.1. Of the total $36.5, the Label and Graphic Materials segment recorded $14.5, the Retail Branding and Information Solutions segment recorded $18.1, the Industrial and Healthcare Materials segment recorded $3.7, and Corporate recorded $.2.

(2) Operating income for fiscal year 2016 includes severance and related costs of $14.7, asset impairment and lease cancellation charges of $5.2, loss from settlement of pension obligations of $41.4, and transaction costs of $5, partially offset by net gain on sales of assets of $1.1. Of the total $65.2, the Label and Graphic Materials segment recorded $13, the Retail Branding and Information Solutions segment recorded $9.8, the Industrial and Healthcare Materials segment recorded $1.9, and Corporate recorded $40.5.

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Twelve Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS

	2017	2016	2017	2016
Label and Graphic Materials
Operating income and margins, as reported	$567.3	$516.2	12.6%	12.3%
Adjustments:
Restructuring charges:
Severance and related costs	14.5	5.8	0.3%	0.1%
Asset impairment and lease cancellation charges	0.3	2.7	---	0.1%
Transaction costs	0.5	4.5	---	0.1%
Gain on sale of assets	(0.8)	---	---	---
Adjusted operating income and margins (non-GAAP)	$581.8	$529.2	12.9%	12.6%

Retail Branding and Information Solutions
Operating income and margins, as reported	$122.9	$102.6	8.1%	7.1%
Adjustments:
Restructuring charges:
Severance and related costs	16.5	8.4	1.1%	0.6%
Asset impairment and lease cancellation charges	1.9	2.1	0.1%	0.2%
Net gain on sales of assets	(1.5)	(1.1)	(0.1%)	(0.1%)
Transaction costs related to sale of product line	1.2	0.4	0.1%	---
Adjusted operating income and margins (non-GAAP)	$141.0	$112.4	9.3%	7.8%

Industrial and Healthcare Materials
Operating income and margins, as reported	$50.5	$54.6	8.5%	12.0%
Adjustments:
Restructuring charges:
Severance and related costs	0.2	0.5	0.1%	0.1%
Asset impairment charges	---	0.4	---	0.1%
Transaction costs	3.5	1.0	0.6%	0.3%
Adjusted operating income and margins (non-GAAP)	$54.2	$56.5	9.2%	12.5%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Fourth Quarter 2017

	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation of GAAP to Non-GAAP sales change
Reported sales change	11.9%	9.2%	5.2%	60.3%
Foreign currency translation	(2.8%)	(3.6%)	(0.5%)	(3.4%)
Sales change ex. currency (non-GAAP)	9.1%	5.6%	4.7%	56.9%
Acquisitions	(4.4%)	(1.1%)	---	(51.2%)

Organic sales change (non-GAAP)(1)	4.7%	4.6%	4.7%	5.7%

	Full Year 2017

	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation of GAAP to Non-GAAP sales change
Reported sales change	8.7%	7.7%	4.6%	30.2%
Foreign currency translation	(0.5%)	(0.8%)	0.4%	(0.4%)
Sales change ex. currency (non-GAAP)(1)	8.2%	6.9%	5.0%	29.9%
Acquisitions	(3.9%)	(2.7%)	---	(27.9%)

Organic sales change (non-GAAP)(1)	4.2%	4.2%	5.0%	2.0%

(1)Totals may not sum due to rounding.

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